A&B 1985 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
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                                AMENDMENT NO. 1
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     The A&B 1985 Supplemental Executive Retirement Plan, as amended and restated effective February 1, 1995, is hereby amended, effective as of July 1, 1998, as follows:

     1. Sections 2.06 through 2.27 are hereby redesignated as Sections 2.07 through 2.28, respectively.

     2.   A new Section 2.06 is hereby added, as follows:

          "2.06. "Beneficiary" means the person or persons designated by the Participant as such in accordance with the provisions of
     Section 4.07 and to whom the benefit, if any, provided for in
     Section 4.07 is payable."

     3.   Section 4.07 is hereby amended in its entirety to read as follows:

          "4.07.  PRERETIREMENT DEATH BENEFIT.
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                (a)  ELIGIBILITY.  In the event that a Participant dies
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     prior to retirement, or prior to termination of employment, such
     Participant's Beneficiary shall be entitled to a Preretirement Death Benefit determined as provided in this Section in lieu of any other benefit provided by this Plan.

                (b)  BENEFIT.  The Preretirement Death Benefit provided by
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     this Section shall equal the lump sum payment, if any, to which the
     Participant would have been eligible under this Plan if he/she had retired, or terminated employment, immediately prior to his/her death, determined without regard to (i) any requirement for Committee approval of an Approved Early Retirement Date, or (ii) any requirement for 3 years of participation. The Preretirement Death Benefit shall be determined by assuming the Participant did not elect any optional form of payment under the A&B Retirement Plan.

                (c)  BENEFICIARY DESIGNATION.  Each Participant shall, at
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     the time he/she becomes a Participant, designate one or more persons as his/her Beneficiary for purposes of this Section. The designation shall be made in the form prescribed by the Company and shall become effective when filed with the Company. A Participant may from time to time change his/her Beneficiary by filing a new designation form with the Company. Should the Participant die without having any effectively-designated surviving Beneficiary, then the Beneficiary shall be the spouse of the Participant, if then living. If there is no surviving spouse, then the Beneficiary shall be the Participant's children then living. If there are no living children, then the Beneficiary shall be the estate of the Participant.

                (d)  LUMP SUM PAYMENT DATE.  The lump sum payment of the
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     Beneficiary's Preretirement Death Benefit shall be paid as soon as practicable after the death of the Participant."

     4. Except as modified by this Amendment No. 1, all terms and provisions of the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment No. 1 to be executed on its behalf by its duly authorized officers on this 27th day of August, 1998.


                              ALEXANDER & BALDWIN, INC.

                              By /s/ Miles B. King
                                 Its Vice President

                              By /s/ Alyson J. Nakamura
                                 Its Assistant Secretary